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                                                                   Exhibit 21

Subsidiaries of the Registrant

        The companies listed below are directly or indirectly owned by Software AG Systems, Inc. and are included in its consolidated financial statements. Software AG Americas, Inc. and Systems Software I, Inc. are wholly owned subsidiaries of Software AG Systems, Inc. Argenta, Inc., Insight Consulting, Inc., Software AG Insurance Solutions, Inc., Software AG Professional Services, Inc., Software A.G. Venezolana, C.A. (except for one share thereof) and Software AG FSC, Inc. are wholly owned subsidiaries of Software AG Americas, Inc. Each of Software AG Americas, Latin America Operations, S.A. de C.V. and SAG Systems (Canada) Holdings Ltd. is jointly owned in its entirety by Software AG Systems, Inc. and Software AG Americas, Inc. Software AG Systems (Canada) Inc. is a wholly owned subsidiary of SAG Systems (Canada) Holdings Ltd. Software AG of Canada Inc. is a wholly owned subsidiary of Software AG Systems (Canada) Inc.


        Name                            Jurisdiction of Incorporation
-------------------                     ------------------------------
Software AG Americas, Inc.              Commonwealth of Virginia


Systems Software I, Inc.                State of Delaware


Argenta, Inc.                           Commonwealth of Virginia


Insight Consulting, Inc.                Commonwealth of Virginia

SAG Systems (Canada)                    Canada
  Holdings Ltd.

Software AG Insurance Solutions, Inc.   Commonwealth of Virginia


Software AG Professional
  Services, Inc.                        Commonwealth of Virginia


Software AG Americas, Latin
America Operations
  S.A. de C.V.                          Mexico


Software A.G. Venezolana,               Venezuela
  C.A.

Software AG Systems (Canada) Inc.       Canada

Software AG of Canada, Inc.             Canada

Software AG FSC, Inc.                   Virgin Islands